Exhibit 10.4

January 29, 2015

Orbit Energy, Inc.
900 Ridgefield Drive, Suite 145
Raleigh, NC 27609
Attn: Anwar Shareef, CEO

Re:	Orbit Energy Charlotte, LLC

Dear Anwar:

Reference is made to that Amended and Restated Orbit Energy Charlotte, LLC Purchase Agreement dated November 19, 2014 (the “Amended SPA”) between Bluesphere Corporation, a company organized and existing under the laws of the State of Nevada (“BSC”) and Orbit Energy Inc., a company organized and existing under the laws of the State of North Carolina (“Orbit”).

Notwithstanding the fact that the transactions contemplated by the Amended SPA have been restructured and that a new agreement replacing the Amended SPA will be executed by Orbit, BSC and a certain third-party (the “New SPA”), we hereby confirm and agree that except for the payment of the Development Fee, which, pursuant to the New SPA, will be paid by a third-party, our obligations to and/or to the benefit of Orbit in Sections 2.1, 2.4, 4.1 and 4.3 of the Amended SPA remain in full force and effect, but subject, in each case, to the terms and conditions applicable to such obligations in the Amended SPA (the “Terms and Conditions”).

By counter-signing below, you hereby agree to sign the New SPA in a timely manner and confirm and agree that the Terms and Conditions remain in full force and effect.

Yours truly,

Bluesphere Corporation

By: Shlomi Palas
Title: CEO

Agreed and accepted:

Orbit Energy Inc.

By: Anwar Shareef
Title: CEO

35 Asuta St. Even Yehuda, Israel 40500 | Tel: +972-9-8917438, Fax: +972-9-8998615

London Office: Pall Mall 100 St. James London, SW1Y 5NQ UK | Tel: +44-020-73213716

www.bluespherecorporate.com